SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2005

Colombia Goldfields Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Water Street, Suite 610, Vancouver, British Colombia, Canada	V6B 5C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604)691-6518

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02           Departure of Directors or Principal Officers; Election of Directors;
                            Appointment of Principal Officers

On June 14, 2005, our board of directors appointed Hernando Molina Velez and Thomas Ernest McGrail to serve as members of the board of directors. Also on June 14, 2005, our board of directors appointed Luis Gabriel Correa Ocampo to serve as a Vice President of Exploration. We did not enter into any employment agreement with Mr. Ocampo.

Messrs. Velez, McGrail, and Ocampo have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. A description of the business experience of Messrs. Velez, McGrail, and Ocampo is set forth below.

Hernando Molina Vélez. Mr. Velez graduated from the University of Antioquia, specializing in International Trade. Mr. Velez currently acts as legal counsel and as a financial trade advisor for several International and National companies since 2000. Mr. Velez is a director for the following companies based in Colombia: Cerveceria Union, Ganaderia Union S.A., EEPP (Empresas Publicas) de Medellín, Fondo Ganadero of Antioquia, Curtimbres Copacabana and Cataluña. For the last ten years, Mr. Velez has held the position of National Executive Director of the Association of Leaders of Marketing of Colombia.

Luis Gabriel Correa Ocampo. Mr. Ocampo graduated from EAFIT University in 1999. Mr. Ocampo has six years of experience in surface exploration and drilling, reserve calculations, mining management and design. Mr. Ocampo’s prior experience includes research with the Sedimentology and Stratigraphy group of EAFIT University (1999 - 2000). Mr. Ocampo has conducted exploration and exploitation of marble deposits (2000 - 2003) as well as coal exploration drilling at Cerrrejon S.A, a large coal deposit (2003 - 2004). Mr. Ocampo currently is employed by Cia Servicios Logísticos as its Chief Geologist.

Thomas Ernest McGrail. Mr. McGrail has an extensive background of over 27 years in mining development and operation. Mr. McGrail is a graduate of the Technical University of Nova Scotia with a Bachelor of Engineering (Mining) and a graduate from Delhousie University with a Bachelor of Science in Engineering.  From January 2002 to the present, Mr. McGrail has served as construction manager for Minera Cerro Quema. Mr. McGrail’s responsibilities include obtaining all appropriate government approvals prior to commencing mining operations and participating in the feasibility study. Also from January 2002 to the present, Mr. McGrail acts as a consultant to Minerales de Copan for a project located in Honduras. From April 2001 to July 2002, Mr. McGrail served as general manager for Desarrollo Minera de Nicaragua, S.A. and also acted as the interim general manager for this company on a mining project from August 2004 to October 2004. Mr. McGrail served as president and general manager of HEMCO de Nicaragua, S.A. from June 1999 to April 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Colombia Goldfields Ltd.

/s/  Daniel Hunter
       Daniel Hunter, Chief Executive Officer

Date:  June 20, 2005